================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      December 17, 2004 (December 13, 2004)


                         AMERICAN TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            Delaware                                       87-0361799
            --------                                       ----------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
        Incorporation)

                                     0-24248
                                     -------
                            (Commission File Number)


13114 Evening Creek Drive South, San Diego, California             92128
------------------------------------------------------             -----
     (Address of Principal Executive Offices)                    (Zip Code)


                                 (858) 679-2114
              (Registrant's telephone number, including area code)


================================================================================

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

$4.9 MILLION CONTRACT FOR ACOUSTIC DEVICES FOR U.S. ARMY 3RD INFANTRY DIVISION

On December 13, 2004, we received a firm order from ADS, Inc. that includes $4.5 million in LRAD products for use by the U.S. Army 3rd Infantry Division, Fort Stewart, Georgia and $0.4 million in ancillary products for sale to the same end user, which we are providing on a value-added reseller basis along with the LRAD units. The order calls for deliveries in December 2004 and January 2005 and customary payment terms. A complete copy of the related press release is filed herewith as Exhibit 99.1.

$25 MILLION COMMITTED EQUITY FINANCING FACILITY WITH KINGSBRIDGE CAPITAL LIMITED

On December 14, 2004, we entered into a Committed Equity Financing Facility
(CEFF) with Kingsbridge Capital Ltd., pursuant to which Kingsbridge committed to purchase up to $25 million of our common stock to support future growth. As part of the arrangement, we issued a warrant to Kingsbridge to purchase 275,000 shares of our common stock at a price of $8.60 per share. The warrant is exercisable beginning six months after the date of grant and for a period of five years thereafter. Subject to certain conditions and limitations, from time to time under the CEFF, we may require Kingsbridge to purchase newly-issued shares of our common stock at a price that is between 88% and 92% of the volume weighted average price during a 15 day purchase period, and thereby raise capital as required, at the time, price and in the amounts deemed suitable to us. For each election to sell shares to Kingsbridge, we will determine the lowest threshold price at which our stock may be sold, but the threshold price cannot be lower than $3.00 per share. The CEFF also requires us to use reasonable efforts to have a resale registration statement filed within 45 days of entering into the CEFF, and to have such registration statement declared effective by the Securities and Exchange Commission (SEC) within 45 days or 120 days of filing, depending on whether the SEC elects to review the registration statement. As of December 17, 2004, we had not filed the required resale registration statement. Based on such factors as market conditions, financing needs and the time required for the SEC to declare the resale registration statement effective, we currently expect that we may begin to utilize the CEFF during fiscal 2005, in order to fund working capital requirements. However, the timing and extent of our ability to utilize the CEFF is uncertain. Under the rules of the NASDAQ Stock Market, the maximum number of shares we may sell to Kingsbridge without approval of our stockholders is 3,684,782 (exclusive of the warrant shares), which may further limit the amount of proceeds we are able to obtain from the CEFF. We agreed to pay to a consultant a fee equal to 4% of the first $5 million raised under the CEFF, 3% for the second $5 million raised under the CEFF, 2% for the third $5 million raised under the CEFF, and 1.5% for any additional amounts raised under the CEFF.

We relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, in connection with obtaining Kingsbridge's commitment under the CEFF, and for the issuance of the warrant in consideration of such commitment. An appropriate legend has been placed on the warrant, and appropriate legends will be placed on all securities purchased under the CEFF or the warrant which are not subject to an effective registration statement for their resale.

A complete copy of the Common Stock Purchase Agreement, the Warrant, the Registration Rights Agreement (each executed in connection with the CEFF) and related press release are filed herewith as Exhibit 10.1, Exhibit 4.1, Exhibit
10.2 and Exhibit 99.2, respectively, and incorporated herein by reference. The foregoing descriptions of the terms of these agreements are qualified in their entirety by reference to such exhibits.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         See disclosure in Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         4.1 Warrant dated December 14, 2004 executed by the Company in favor of Kingsbridge Capital Limited.*

         10.1 Common Stock Purchase Agreement dated December 14, 2004 between the Company and Kingsbridge Capital Limited.*

         10.2 Registration Rights Agreement dated December 14, 2004 between the Company and Kingsbridge Capital Limited.*

         99.1     Press Release dated December 15, 2004.*

         99.2     Press Release dated December 15, 2004.*

         *Filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN TECHNOLOGY CORPORATION



Date:  December 17, 2004                By: /s/ MICHAEL A. RUSSELL
                                            ------------------------------------
                                            Michael A. Russell
                                            Chief Financial Officer